CONSULTING AGREEMENT
                              --------------------

        AGREEMENT dated as of the 1st day of April, 2004 by and between Netsmart Technologies, Inc., a Delaware corporation with its principal office at 3500 Sunrise Highway, Suite D-122, Great River, New York 11739 (the "Company"), and John F. Phillips, residing at 5 Neustadt Lane, Chappaqua, NY 10504 (the "Consultant").

                              W I T N E S S E T H :

        WHEREAS, the Consultant possesses certain valuable knowledge, skill, ability and experience with respect to the business and affairs of the Company; and

        WHEREAS, the Company desires to secure the services of the Consultant as an independent contractor to the Company on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

        1.    The Company's Business and Commercial Relationships.
              ---------------------------------------------------

               The Company is engaged in the business of information technology including (but not limited to) the development, marketing and field support of certain application software products to providers of services in the health and human services fields. The Consultant is an expert and is thoroughly knowledgeable with respect to the business of the Company, and the Consultant understands and acknowledges that the Company requires a high level of competency, cooperation, loyalty, integrity, initiative and resourcefulness with respect to any services that the Consultant might provide to the Company. The Consultant further understands that he may have contact with the Company's managers, employees, vendors, consultants, customers and/or potential customers, and that collectively, these relationships constitute a substantial part of the goodwill of the Company.

        2.    Consulting Relationship.
              -----------------------

               The Company hereby appoints and retains the Consultant as an independent consultant to the Company, and the Consultant accepts such appointment to perform consulting services for and on behalf of the Company under and subject to the terms and conditions of this Agreement.

        3.    The Services to be Rendered.
              ---------------------------

               The Consultant is an independent contractor of the Company as provided in Paragraph 7 hereof, and nothing herein shall create, constitute or represent an employment relationship between the Company and the Consultant. The Company and the Consultant shall agree upon certain consulting assignments and activities, and the further terms thereof, from time to time, provided however, that the Company

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        affirmatively anticipates the need for, and the Consultant hereby agrees to provide, a minimum of twenty-five (25) full days of consulting service per calendar year during the term of this Agreement.

        4.    Term of Agreement; Termination Thereof.
              --------------------------------------

               The initial term of this Agreement is for a period of one year. This Agreement shall automatically renew for successive one-year periods unless terminated (a) by either party upon 60 days written notice prior to the end of the (then) current term, or (b) by the Company upon 30 days written notice to the Consultant of a breach of this Agreement, or failure on the part of the Consultant to adequately provide the services contemplated hereunder, or failure on the part of the Consultant to comply with the instructions of the Company as conveyed to the Consultant from time to time, or for other good cause as determined in good faith by the Board of Directors of the Company.

        5.    Consultant's Compensation.
              -------------------------

               As compensation for the consulting services rendered by the Consultant hereunder, the Company shall pay to the Consultant a per diem fee as agreed upon by the Company and the Consultant from time-to-time. During the initial term of this Agreement, the per diem fee provided hereby shall be One Thousand Five Hundred ($1,500) Dollars. The Consultant shall provide the Company with such written invoices and other documentation pertaining to the consulting services provided by the Consultant as are required for the proper accounting and auditing of such services and fees by the Company no less frequently than monthly. The Company shall pay such invoices within thirty (30) days of receipt.

        6.    Reimbursement of Expenses.
              -------------------------

               The Company shall reimburse the Consultant, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by the Consultant in connection with his performance of the consulting services contemplated hereunder in accordance with the Company's expense reimbursement policy.

        7.    Independent Contractor Status.
              -----------------------------

               The Consultant is engaged by the Company solely as an independent contractor and not as an employee of the Company, and no employment relationship is created or implied by this Agreement. The Consultant has no authority, actual, apparent or implied, to act for or on behalf of the Company, or to bind the Company in any contract or agreement, in any manner, without the express written approval of the Company. The Consultant shall not make any representations concerning his authority inconsistent with this Paragraph 7. The Consultant shall not engage, employ or retain the services of any person or entity to aid or assist

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

        the Consultant in the provision of his services hereunder without the written approval of the Company. The Consultant shall provide for and assume all expenses and costs incurred by him in the performance of his duties and obligations hereunder. The Consultant is responsible for the payment of all Federal, state and local income taxes, employment taxes, FICA, workers' compensation, and any and all other taxes or fees with respect to any income derived by the Consultant from the services performed pursuant to this Agreement.

        8.    Agreement Not to Compete.
              ------------------------

               During the term of this Agreement and for a period of one year following the receipt by the Consultant of any payments hereunder or under the Company's Executive Retirement Plan, the Consultant shall not (for any reason whatsoever) either individually or in conjunction with any person or persons, association, syndicate, company, corporation or firm, directly or indirectly engage in any business that is competitive with the business of the Company as an executive, employee, consultant, contractor, principal, agent, shareholder, director or in any other manner. Nothing herein precludes the Consultant from engaging in any business or endeavor that is not competitive with the business of the Company. If this Agreement or any portion thereof is determined by a court of competent jurisdiction to be invalid, unreasonable or unenforceable, it is hereby agreed to by the Consultant that such determination will not invalidate the remaining portion(s) of the Agreement.

        9.    Solicitation of Employees.
              -------------------------

               The Consultant, for himself or any others, directly or indirectly, shall not hire or engage the services of, or seek or solicit to hire, any employee of the Company during the term of this Agreement and for a period of one year following the receipt by the Consultant of any payments hereunder or under the Company's Executive Retirement Plan.

        10.   Confidential Information.
              ------------------------

               The Consultant acknowledges that the Company's products, services, processes, inventions, techniques, clients, customers, commercial accounts, fees, pricing policies, marketing techniques, organizational structure, long-range strategies and goals, and all manner of other proprietary information are valuable and unique assets of the Company, and that they are the Confidential Information of the Company. Such information is and will remain the exclusive property of the Company. During and following the term of this Agreement, the Consultant agrees that he will not communicate, divulge, or use for his own benefit or the benefit of any person or persons, association, syndicate, company, corporation or firm, any Confidential Information obtained by him during the term of his consulting relationship with the Company. Upon the termination of this Agreement, the Consultant will deliver to the Company any and all materials, files, documents, programs and other Confidential Information in whatever form it may exist (including in electronic form on computer discs or otherwise), and he will not retain any such information in any form nor will he keep or give copies or disclose any such information to any other person or persons.

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

        11.   Enforcement of Agreement.
              ------------------------

               Upon breach or threatened breach of this Agreement, the Company is entitled to injunctive relief against such breach in any court of competent jurisdiction in addition to any other remedies that may be available to the Company in law or in equity. The Consultant understands that any right or remedy set forth in this Agreement is not exclusive, but is cumulative upon all other remedies available to the Company including injunctive relief and recovery of money damages. Failure of the Company to enforce any of the provisions of this Agreement does not constitute a waiver or limit any of the Company's rights hereunder. The covenants contained in Paragraphs 8, 9, and 10 hereof are independent of any other provision of this Agreement and independent of each other, and the existence of any claim or cause of action which the Consultant may have against the Company, whether based on this Agreement or otherwise, is not a defense against the enforcement by the Company of such convenants.

        12.   Assignment.
              ----------

               This Agreement, or any part of it, may not be assigned by either the Company or the Consultant without the written approval of the other party.

        13.   Governing Law.
              -------------

               This Agreement is made and entered into in the State of New York, and all disputes, controversies or questions relating to the performance of the parties hereunder shall be resolved in accordance with the laws of the State of New York.

        14.   Entire Agreement; Modification.
              ------------------------------

               This Agreement contains the entire understanding of the parties and supercedes any prior agreements or understanding (including any prior employment agreements or consulting arrangements) between the Company and the Consultant. The Agreement may be changed or modified only by written agreement of the parties.

        15.   Indemnification.
              ---------------

               The Consultant hereby indemnifies and holds harmless the Company from any and all claims, suits, damages or losses or any nature whatsoever arising from or directly related to the rendering of consulting services by the Consultant to the Company as described herein.


        16.   Representation of Consultant.
              ----------------------------

               The Consultant hereby represents and warrants that he is not party to any employment agreement or contract, or covenant not to compete, or non-solicitation or non-disclosure agreement which would prohibit, restrict or in any way impair his ability to enter into or provide consulting services under this Agreement.

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

               IN WITNESS WHEREOF, the parties have entered into this Consulting Agreement as of the date set forth above.





                                    NETSMART TECHNOLOGIES, INC.


                                    By:  /s/ James L. Conway
                                         ------------------------------
                                         Chief Executive Officer


                                    THE CONSULTANT


                                    By:  /s/ John F. Phillips
                                         -------------------------------
                                         John F. Phillips